Exhibit 10.6

NATUS MEDICAL INCORPORATED
2011 STOCK AWARDS PLAN
1.Purposes of the Plan. The purposes of this Stock Awards Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Awards granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights or Restricted Stock Units, in each instance as determined by the Administrator at the time of grant.
2.    Definitions. As used herein, the following definitions shall apply:
(a)    "Administrator" means the Board or any of its Committees appointed in accordance with Section 4 hereof.
(b)    "Applicable Laws" means the requirements relating to the administration of stock award plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country where Awards are, or will be, granted.
(c)    “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right or Restricted Stock Unit.
(d)    “Award Agreement” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
(e)    "Board" means the Board of Directors of the Company.
(f)    "Code" means the Internal Revenue Code of 1986, as amended.
(g)    "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.
(h)    ”Common Stock" means the Common Stock of the Company.
(i)    "Company" means Natus Medical Incorporated, a Delaware corporation.
(j)    "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity and who is compensated for such services, including a Director.
(k)    "Director" means a member of the Board of Directors of the Company.
(l)    "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.
For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.
(m)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(n)    "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
(o)    "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(p)    "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.
(q)    "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(r)    "Option" means a stock option granted pursuant to the Plan.
(s)    "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
(t)    "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(u)    "Optioned Stock" means the Common Stock subject to an Option.
(v)    "Optionee" means the holder of an outstanding Option granted under the Plan.
(w)    "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.
(x)    “Participant” means a person who receives an Award under the Plan.
(y)    "Performance Factors” means the factors selected by the Administrator from among the following measures to determine whether the performance goals established by the Administrator and applicable to Awards have been satisfied:
(i)    Net revenue and/or net revenue growth;
(ii)    Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
(iii)    Operating income and/or operating income growth;
(iv)    Net income and/or net income growth;
(v)    Earnings per share and/or earnings per share growth;
(vi)    Total stockholder return and/or total stockholder return growth;
(vii)    Return on equity;
(viii)    Operating cash flow return on income;
(ix)    Adjusted operating cash flow return on income;
(x)    Economic value added; and
(xi)    Individual business objectives; and
(xii)    Company specific operational metrics.
(z)    “Performance Period” means the period of service determined by the Administrator during which years of service or performance is to be measured for the Award.
(aa)    "Plan" means this 2011 Stock Awards Plan.
(bb)     “Restricted Stock” means an offer under the Plan to sell (or issue through a SAR or Stock Bonus) Shares that are subject to restrictions.

(cc)    “Restricted Stock Unit” or “RSU” means an Award covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary.
(dd)    “Service Provider" means an Employee, Director or Consultant.
(ee)    "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 below.
(ff)    “Stock Appreciation Right” or “SAR” means an Award that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant and the number of Shares with respect to which the SAR is being settled.
(gg)    “Stock Bonus” means an Award of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary.
(hh)    "Subsidiary means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.    Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares is 5,400,000 Shares plus any Shares subject to outstanding awards granted under the Company’s 2000 Stock Awards Plan (the “Prior Plan”) outstanding as of July 1, 2011 that are subsequently cancelled, forfeited or expire by their terms. No more than 4,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options. The Shares may be authorized but unissued, or reacquired Common Stock.
For each Share underlying an Award, other than an Option or SAR, the number of Shares available for grant and issuance under the Plan shall be decreased by 2.5. For each Share underlying an Award that is an Option or SAR, the number of Shares available for grant and issuance under the Plan shall be decreased by one. Shares, including Shares underlying awards granted under the Prior Plan, that are subject to: (a) issuance upon exercise of an Option or SAR but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) Awards granted under this Plan or the Prior Plan but such Shares are forfeited or are repurchased by the Company at the original issue price; (c) Awards granted under this Plan or the Prior Plan that otherwise terminate without Shares being issued or (d) that are surrendered pursuant to an Option Exchange Program, will return to the pool of Shares available for grant and issuance under this Plan in the following manner: if granted under the Prior Plan, such awards shall return to the pool of Shares available for issuance on a one-to-one basis for all awards and if granted under this Plan, shall return in the case of all Awards other than an Option or SAR on a 2.5-to-1 basis and for Options or SARs on a one-to-one basis. Shares withheld from an Award to pay the purchase price for an Award or applicable taxes shall not be returned to the pool of Shares available for grant hereunder.

4.    Administration of the Plan.
(a)    Procedure.
(i)    Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees and Consultants.
(ii)    Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, then approval and administration of such Awards shall comply with the requirements of Section 162(m) of the Code.
(iii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv)    Section 409A. Unless the Administrator determines in writing that Section 409A of the Code is to apply with respect to a particular Award granted to a Participant, the terms of each Award granted hereunder shall be such as shall not cause such Award to be subject to Section 409A of the Code. Any term in any such Award in conflict with this provision shall automatically be modified to not be in conflict with this provision and if such modification is not possible then the Administrator shall determine whether such provision shall be void and without effect or the entire Award shall be rescinded.
(v)    Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.
(b)    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:
(i)    to determine the Fair Market Value;
(ii)    to select the Service Providers to whom Awards may from time to time be granted hereunder;
(iii)    to determine the number of Shares to be covered by each such award granted hereunder;
(iv)    to approve forms of agreements for use under the Plan;
(v)    to determine the terms and conditions, of any Awards granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(vi)    to determine whether and under what circumstances an Option any be settled in cash under subsection 13(e) instead of Common Stock;
(vii)    to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;
(viii)    to initiate an Option Exchange Program;
(ix)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
(x)    to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and
(xi)    to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.
(xii)    to make all other determinations deemed necessary or advisable for administering the Plan.
(c)    Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all optionees.
5.    Eligibility.
(a)    Awards may be granted only to Service Providers and provided further that Incentive Stock Options may be granted only to Employees.
(b)    Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.
(c)    Upon the Company, or a successor corporation, issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act, or upon the Plan being assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations shall apply to Awards granted to Employees:
(i)    No Employee shall be granted in any fiscal year Awards covering more than 1,000,000 Shares.
(ii)    In connection with his or her initial employment, an Employee may be granted Awards covering an additional 500,000 Shares which shall not count against the amount set forth in subsection (i) above.
(iii)    The foregoing limitations shall be adjusted appropriately in connection with any change in the Company's capitalization as described in Section 15.
(iv)    If any Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the Shares covered by such cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.
6.    Term of Plan. The Plan shall become effective upon its adoption by the stockholders of the Company and shall continue in effect for a term of ten years from such date of approval unless sooner terminated under Section 16 of the Plan.
7.    Options.
(a)    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this subsection 7(a), Incentive Stock Options shall be taken into account in the order provided for in the Code and regulations promulgated thereunder. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
(b)    The date of grant of an Option shall, for all purposes, be at the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.
(c)    The term of each Option shall be stated in the Option Agreement for such Option; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time of the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

(d)    The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:
(i)    In the case of an Incentive Stock Option,
(A)    granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
(B)    granted to any other Employee, the Per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(ii)    In the case of a Nonstatutory Stock Option, the exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(e)    An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
(f)    Disability and Incentive Stock Options. If termination of an Optionee’s relationship as a Service Provider is for disability, but such disability is not a "permanent and total disability" as defined in Section 22(e)(3) of the Code, then in the case of an Incentive Stock Option, such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following the date of such termination.
8.    Restricted Stock Awards.
(a)    The Administrator will determine to whom an offer will be made, the number of Shares the person may purchase, the purchase price, the restrictions placed on the Shares and all other terms and conditions of the Restricted Stock Award.
(b)    All purchases under a Restricted Stock Award will be evidenced by an Award Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Administrator has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company (manually or through electronic means as permitted by applicable law) an Award Agreement with full payment of the purchase price within the time allotted by the Administrator (thirty (30) days when no time is stated) from the date the Award Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within the allotted time, then the offer of the Restricted Stock Award will terminate, unless the Administrator determines otherwise. The Award Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.
(c)    The purchase price for a Restricted Stock Award will be determined by the Administrator and, may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the purchase price must be made in accordance with the Award Agreement, Section 13 of the Plan and any additional procedures established by the Company.
(d)    Restrictions may be based on completion of a specified period of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Award Agreement. Prior to the grant of a Restricted Stock Award, the Administrator shall: (i) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (ii) select from among the Performance Factors to be used to measure performance goals, if any; and (iii) determine the number of Shares that may be awarded. Performance Periods under different Restricted Stock Awards held by the same Participant may overlap and may have different Performance Factors and other criteria. Except as may be set forth in the Award Agreement, or otherwise determined by the Administrator, all Restricted Stock Awards held by a Participant will cease to vest upon such Participant ceasing to be a Service Provider.
9.    Stock Bonus Awards.
(a)    All Stock Bonus Awards shall be made pursuant to an Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Administrator has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.
(b)    The Administrator will determine the number of Shares to be awarded under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Award Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Administrator shall: (i) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (ii) select from among the Performance Factors to be used to measure performance goals; and (iii) determine the number of Shares that may be awarded. Prior to the issuance of any Shares or other payment pursuant to a Stock Bonus Award, the Administrator will determine the extent to which the Stock Bonus Award has been earned. Performance Periods of different Stock Bonus Awards held by the same Participant may overlap and be subject to different Performance Factors and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Administrator. The Administrator may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the

Administrator deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
(c)    The Stock Bonus Award shall be paid currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, and in either a lump sum payment or in installments, all as the Administrator determines. Except as set forth in the Award Agreement, or otherwise determined by the Administrator, all Stock Bonus Awards held by a Participant will cease to vest upon such Participant ceasing to be a Service Provider.
10.    Stock Appreciation Rights.
(a)    Each SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary of the Company. All SARs shall be made pursuant to an Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Administrator has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
(b)    The Administrator will determine the terms of a SAR including, without limitation: (i) the number of Shares deemed subject to the SAR; (ii) the exercise price (which may not be less than 100% of the Fair Market Value per Share on the date of grant); (iii) the time or times during which the SAR may be settled (which may not extend more than ten (10) years from the date of grant); (iv) the consideration to be distributed on settlement of the SAR; and (v) the effect on each SAR of termination as a Service Provider. A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Award Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Administrator will: (a) determine the nature, length and starting date of any Performance Period for each SAR; and (b) select from among the Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to an Award Agreement, the Administrator shall determine the extent to which such SAR has been earned. Performance Periods may overlap and different SARs held by the same Participant may be subject to different performance goals and other criteria. The Award Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.
(c)    Except as may be set forth in the Award Agreement, or otherwise determined by the Administrator, each SAR held by a Participant will cease to vest upon such Participant ceasing to be a Service Provider. To the extent a SAR is not exercised within the time specified by the Administrator, or as set forth in the Award Agreement, such SAR shall terminate at the end of such time.
(d)    The portion of a SAR being settled shall be paid currently. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Administrator determines.

11.    Restricted Stock Units.
(a)    All RSUs shall be evidenced by an Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Administrator has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.
(b)    The Administrator will determine the terms of each RSU including, without limitation: (i) the number of Shares deemed subject to the RSU; (ii) the time or times during which the RSU may be exercised; (iii) the consideration to be distributed on settlement, and the effect on each RSU of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Administrator will: (a) determine the nature, length and starting date of any Performance Period for the RSU; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and each Participant may simultaneously hold RSUs that are subject to different Performance Periods and different Performance Factors and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Administrator. The Administrator may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting and to make such adjustments as the Administrator deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
(c)    Except as may be set forth in the Award Agreement, or otherwise determined by the Administrator, all RSUs held by a Participant will cease to vest upon such Participant ceasing to be a Service Provider.
(d)    The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Administrator may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulations or rulings promulgated thereunder. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Administrator determines.
12.    Grants to Non-Employee Directors.
(a)    Types of Awards. Directors who are not employees of the Company or any Parent or Subsidiary are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.
(b)    Eligibility. Awards pursuant to this Section 12 shall be granted only to Employees who are not employee of the Company or any Parent or Subsidiary and such a Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

(c)    Vesting, Exercisability and Settlement. Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
13.    Consideration and Issuance of Shares.
(a)    Permitted Consideration. The consideration to be paid for the Shares to be issued under an Award, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. Such consideration may consist of:
(i)    cash,
(ii)    check,
(iii)    promissory note,
(iv)    consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan,
(v)    prior services provided to the Company or any Parent or Subsidiary of the Company as determined by the Administrator (provided the par value of the Shares shall always be paid in cash),
(vi)    any combination of the foregoing methods of payment, or
(vii)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
(b)    Procedure; Rights as a Stockholder. Shares subject to any Award granted hereunder shall be issuable according to the terms hereof at such times and under such conditions as determined by the Administrator set forth in the Award Agreement. No fraction of a Share shall be issued under any Award. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist and after Shares are issued any rights to dividends are subject to the same restrictions applicable to the Shares to which such dividend rights relate.
(c)    Leave of Absence. Unless the Administrator determines otherwise, vesting of Awards granted hereunder shall be tolled during any unpaid leave of absence.
(d)    Termination of Relationship as a Service Provider. Generally upon a Participant ceasing to be a Service Provider, the remaining period during which Shares may be issued under any Award shall be as specified in the applicable Award Agreement, or as otherwise determined by the Administrator, and such Award shall cover only Shares that are vested on the date of termination. In the absence of a specified time in the applicable Award Agreement, vested Shares may be issued under such Award during the three (3) months following termination (except that this period shall be twelve (12) months if termination is due to disability or death), but in no event later than the expiration of the term of such Award. Upon expiration of the specified time, then the Award shall terminate in full. With respect to unvested Shares issued under an Award (such as a Stock Bonus), on the Participant ceasing to be a Service Provider such unvested Shares shall return to the Company and the par value or other amount paid for such unvested Shares (other than the value of services rendered) shall be refunded to such Participant. If termination as a Service Provider is due to death, exercise may be by the executor of the estate or by a person entitled to exercise the Award under the will or the laws of descent or distribution.
(e)    Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the holder of such Award at the time that such offer is made; provided such buy out is not in violation of Section 20.
14.    Non-Transferability of Awards. Except as otherwise may be permitted by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Service Provider to whom they are granted, only by such Service Provider.
15.    Adjustments Upon Changes in Capitalization, Merger or Asset Sale.
(a)    Changes in Capitalization. Subject to any required action by the Stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award (but not yet issued under such Award), and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted, as well as the price per share of Common Stock covered by each such outstanding Award (except for the par value per Share if that is not required to be adjusted by Applicable Law), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each holder of an Award as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for any holder of an Award to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the Shares covered thereby, including

Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase right applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)    Merger or Asset Sale.
(i)    In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company pursuant to which the shareholders of the Company prior to such transaction hold less than 50% of the outstanding capital stock of the surviving corporation immediately after the closing of such transaction a “Change in Control Transaction”) outstanding Awards may be assumed or equivalent awards may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If the Successor Corporation does not assume an outstanding Award or substitute for it an equivalent award, the Award shall become fully vested (and exercisable, if applicable). In such event the Board shall notify such Participant that Shares subject to such Award have fully vested and, if applicable, shall be fully exercisable for a period of time specified by the Administrator, not to be less than fifteen (15) days from the date of such notice, and upon the expiration of such period, such Award shall terminate. At the Administrator’s discretion, the Administrator may provide that following an assumption or substitution of equivalent awards, if a Participant’s service as an Employee, or employee of the Successor Corporation, as applicable, is terminated within 12 months of the Change in Control Transaction other than upon a voluntary resignation by such Participant or the termination of such Participant for cause, the Awards (or equivalent awards) held by such Participant shall become fully vested (and exercisable, if applicable) and shall remain exercisable in accordance with subsection 13(d) above. Even when assumed or substituted, the Administrator has the discretion to terminate the Plan and permit Participants to exercise Awards to the extent already vested and the discretion to accelerate vesting (and exercisability if applicable) of any portion of, or all of, the then outstanding Options or other Awards.
(ii)    In the event of the merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company in a transaction that is not a Change in Control Transaction, each outstanding Award shall be assumed or an equivalent award shall be substituted by the Successor Corporation. In the event the Successor Corporation refuses to assume or substitute for an Award, such Award shall terminate upon the closing of such merger or sale of assets.
For the purposes of this Section 15(c), an Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
16.    Amendment and Termination of the Plan.
(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b)    Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee or other holder of an Award, unless mutually agreed otherwise between such person and the Administrator, which agreement must be in writing and signed by such person and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.
17.    Conditions Upon Issuance of Shares.
(a)    Legal Compliance. Shares shall not be issued pursuant to an Award unless in compliance with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise of an Award, the Administrator may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
18.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell Shares as to which such requisite authority shall not have been obtained.
19.    Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
20.    Repricing; Exchange and Buyout of Awards. Except in connection with a (i) Change in Control Transaction or (ii) a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, the Company shall not initiate an Option Exchange Program or amend the terms of outstanding Awards to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash or other Awards (including Options or SARs) with an exercise price that is less than the exercise price of the original Option or SAR without prior stockholder approval.
21.    Clawback of Awards.
(a)    The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary as determined by the administrator in its sole discretion but acting in good faith.
(b)    If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Administrator may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Administrator shall determine.
22.    Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.